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                                                                   Exhibit 10.38

                              SEPARATION AGREEMENT

                 This SEPARATION AGREEMENT (the "Agreement") is made and entered into as of February 7, 1996, and is by and between REDDI BRAKE SUPPLY CORPORATION, A NEVADA CORPORATION ("Company"), on the one hand, and WILLIAM S. LEIDER ("Leider"), on the other. The Agreement is based upon the following recitals of fact:

                 A. Leider is employed by Company as the Chief Executive Officer and President.

                 B. Leider's employment with the Company will be terminated on February 7, 1996 (the "Termination Date") by mutual agreement of Leider and the Company.

                 C. The Company has agreed to provide Leider with certain separation benefits, and Leider has agreed to accept those benefits as provided herein. Additionally, the parties have agreed to certain indemnifications and releases, all as provided below.

                 NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND COVENANTS SET FORTH HEREIN, THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

                 1.       PAYMENT OF ACCRUED BENEFIT.

                 Upon the execution of this Agreement, Company shall pay Leider the full amount of any and all accrued and vested wages, vacation, bonuses and benefits due and owing Leider through the Termination Date.

                 2.       PAYMENT OF SEPARATION BENEFIT.

                 Commencing on the date of execution of this Agreement and continuing for a period of six (6) months Leider shall receive from Company severance pay at a monthly rate of $10,000. In addition, upon the execution of this Agreement, the Company shall issue to Leider the following warrants: (i) one five-year warrant to purchase 25,000 shares of the Company's common stock at an exercise price of $3.00 per share, (ii) one five-year warrant to purchase 25,000 shares of the Company's common stock at an exercise price of $5.00 per share, and (iii) one five- year warrant to purchase 25,000 shares of the Company's common stock at an exercise price of $7.00 per share.

                 3.       NO ADDITIONAL BENEFITS.

                 Leider agrees that upon receipt of the payments referred to in Paragraphs 1 and 2 (collectively, the "Separation Benefit"), Leider shall not be entitled to receive from the Company any other payments of any nature whatsoever.
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                 4.       TAX WITHHOLDING.

                 The Separation Benefit payments to Leider hereunder shall be subject to income tax, social security, and similar withholding obligations as required by law. The parties hereto acknowledge that there may be taxes due in addition to any amounts withheld hereunder. The parties agree that any such taxes that may be due and owing on the monetary payments made to Leider under the terms of this Agreement shall be Leider's sole responsibility. Leider hereby agrees to indemnify and hold Company harmless in the event that any such taxes are not paid by Leider.

                 5.       MUTUAL RELEASE.

                          (a)     Except as expressly provided herein, Leider,
Company, and each of them, collectively and individually, on their own behalf and on behalf of their heirs, officers, directors, partners, and agents, hereby release and discharge each other and their respective heirs, officers, directors, partners, and agents, individually and collectively, of and from any and all known or unknown liabilities, claims, demands for damages, costs, indemnification, contribution, or any other thing for which they or any of them have or may have a known or unknown cause of action, claim, or demand for damages, costs, indemnification, or contribution, whether certain or speculative, which may have at any time prior hereto come into existence or which may be brought in the future in connection with any acts or omissions which have arisen at any time prior to the date of this Agreement, including, but not limited to, any and all claims Leider has or may have relating to, or arising out of the employment of Leider with Company, or any claim by Leider for breach of employment contract or that Leider has been wrongfully terminated by Company.

                          (b)     The parties hereto acknowledge the existence
of and, with respect to the releases given in Paragraph 5(a), hereinabove, expressly waive and relinquish any and all rights and benefits they have or may have under California Civil Code, Section 1542, which provides:

                          A general release does not extend to claims which a creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Both parties hereto acknowledge that he/it is aware that both parties may hereafter discover facts different from or in addition to those which he/it or he/its attorneys now know or believe to be true with respect to the matters released in Paragraph 5(a) hereinabove, and agree that the releases so given in Paragraph 5(a) above, shall be and remain in effect as full and complete releases of the respective claims, notwithstanding any such different or additional facts.

                          (c)     This mutual release shall not apply to the
rights (if any) that Company may have against Leider arising out of any hereafter discovered intentional misconduct or fraudulent conduct by Leider during the term of his employment with Company. Company





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shall retain all of its rights, including, but not limited to, its rights of contribution and/or indemnification against Leider for any such actions.

                 6.       TRADE SECRETS.

                 In accordance with Leider's existing and continuing obligations to the Company, Leider has returned to the Company all Company information, including files, records, computer access codes and instruction manuals which Leider has in his possession. Leider further agrees not to keep any copies of any Company information. Leider affirms his obligation to keep, retain in confidence and not to divulge any proprietary, confidential or secret information or trade secrets of the Company. Leider understands that the term "Company information" means (a) confidential information, including information received from third parties under confidential conditions and (b) other technical, marketing, business or financial information, the use or disclosure of which might reasonably be construed to be contrary to the interest of the Company or its subsidiaries or affiliates. Leider further understands that "confidential information" means information received by Leider in the course of his employment at the Company which was (a) described to Leider as confidential or (b) which Leider understood to be confidential. Leider acknowledges that a breach by Leider of the covenants contained in this Paragraph 6 may not be compensable by monetary damages and therefore that Company may pursue all available equitable remedies, including injunctive relief.

                 7.       ENTIRE AGREEMENT.

                 This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and supersedes any and all oral representations by any party or written agreements between the parties, including the employment agreement between the Company and Leider, which statements, representations and agreements shall be deemed merged herein.

                 8.       WAIVER, MODIFICATION AND AMENDMENT.

                 No provision hereof may be waived unless in writing signed by both parties hereto. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be modified or amended only by a written agreement executed by the parties affected thereby.

                 9.       EXECUTION.

                 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall be deemed to constitute a single document.





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                 10.      SUCCESSORS AND ASSIGNS.

                 This Agreement shall inure to the benefit of and shall be binding upon the predecessors, successors and assigns of the parties hereto, and each of them. This Agreement is not intended to constitute a third-party beneficiary contract.

                 11.      ATTORNEYS' FEES.

                 The parties hereto agree to bear their own costs and attorneys' fees incurred in the negotiation and drafting of this Agreement or otherwise incurred prior to the date of execution hereof. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this Agreement, including any action for declaratory relief, or any action to collect any payment under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation, and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party.

                 12.      SEVERABILITY.

                 In the event that any of the terms or provisions of this Agreement are found to be legally unenforceable, then the remaining terms and conditions shall nevertheless be fully enforceable without regard to any such provision or terms that are found to be legally unenforceable.

                 13.      NONADMISSION OF LIABILITY.

                 This Agreement, and its performance, does not constitute and will not be construed as an admission by Company of the truth of any contested matter, or of any liability, wrongful act, or omission.

                 14.      CONFIDENTIALITY OF AGREEMENT.

                 The content of this Agreement, and of the parties' discussions pertaining to it, are confidential, and Leider will not disclose or allow the disclosure of any information concerning this Agreement and its performance to anyone, except that the Agreement may be disclosed by Leider to Leider's attorney(s) or accountant(s), Leider's children and, as required, to governmental taxing authorities or to enforce the rights contained in this Agreement in an appropriate legal proceeding.

                 15.      NOTICE.

                 All notices, requests, demand and other communications hereunder or under any instrument, document or agreement made under or in connection with this Agreement shall be





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in writing (including such forms of written communication as telegram, facsimile, reproduction and others) and shall be deemed to have been duly given upon personal delivery or sending by telegraph, facsimile or other electronic transmission, or three (3) business days after sending by first class certified mail, return receipt requested, to such address as shall be given in writing by either party to the other.

                 16.      ARBITRATION.

                 Any controversy or claim arising out of or relating to this Agreement, or any agreements or instruments relating hereto or delivered in connection herewith, will at the request of any party be determined by arbitration in accordance with California arbitration procedure under the rules of the American Arbitration Association, provided that the arbitrator(s) will be chosen from and the arbitration process will be administered by Judicial Arbitration & Mediation Services, Inc. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or in pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.



Dated: _______________, 1996
                                           ----------------------------------
                                           WILLIAM S. LEIDER


Dated: _______________, 1996               REDDI BRAKE SUPPLY CORPORATION


                                           By:
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                                           Its:
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